EXHIBIT 10.18

MAY 20, 2002 AMENDMENT TO MUTUAL AGREEMENT BETWEEN MAGNETI
MARELLI USA, INC. AND EDELBROCK CORPORATION

This May 20, 2002 Amendment is entered by and between Magneti Marelli Powertrain USA, Inc. (“Magneti”), formerly known as Magneti Marelli USA, Inc., and Edelbrock Corporation (“Edelbrock”) to amend in part, as set forth below the Mutual Agreement between Magneti Marelli USA, Inc. and Edelbrock Corporation dated January 1, 2000, (the “Agreement”), as modified by letters dated September 20, 1999, November 1, 1999, November 5, 1999 and September 26, 2001.

1.	Paragraph No. 9 of the “Agreement” shall be deleted and replaced by the following paragraph:

Product Pricing:

The products covered by this agreement will be subject to pricing in effect as of December 31, 1999 to remain in effect until December 31, 2002. Effective January 1, 2003 and January 1, 2004, prices will be increased by 5% and 3% respectively. For the remaining years of the agreement (CY 2005 through CY 2009) “Magneti” and “Edelbrock” will review pricing and take into consideration manufacturing costs, sales volume and competitive market condition to ensure this agreement will continue to be mutually beneficial.

2.	Terms: Terms shall continue to the end of the contract at ninety (90) days from the ship date of orders covering the period October 1 through March 31 and sixty (60) days from the ship date of orders covering the period April 1 through September 30.

3.	Paragraph No. 12 of the “Agreement” shall be deleted and replaced by the following paragraph:

Other Products: After written notice to Magneti by Edelbrock of its intention to initiate distribution of any fuel injection system and/or related accessories into the automotive performance aftermarket other than the Product and any electronic components including but not limited to ECU and engine management, Magneti shall have a right of first refusal to become Edelbrock’s exclusive supplier of such product. Magneti must exercise this right within thirty (30) days of written notice specifying terms and conditions agreeable to both parties. Such terms and conditions shall be price competitive with any third party quotations received by Edelbrock. If Magneti fails to exercise such right, Edelbrock shall have the right to arrange for procurement of such other product from parties other than Magneti.

MAGNETI MARELLI POWERTRAIN USA, INC		EDELBROCK CORPORATION

By:	FRED GOPAL	By:	O. VICTOR EDELBROCK
	Fred Gopal President and C.E.O.		O. Victor Edelbrock President and C.E.O.